SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 25, 2010

Jackson Hewitt Tax Service Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32215	20-0779392
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Sylvan Way, Parsippany, New Jersey	07054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 630-1040

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On August 25, 2010, the Company announced the hiring of Philip H. Sanford as the Company’s Executive Vice President of Strategy and Performance Measurement. From August 2003 to present, Mr. Sanford has been the Principal of Port Royal Holdings, LLC, a private equity firm. From January 2009 to December 2009, Mr. Sanford was the President and Chief Operating Officer of Value Place, LLC, an extended stay hotel chain. From July 1997 to August 2003, he was the Chairman and Chief Executive Officer of The Krystal Company, the owner, operator and franchisor of quick-service restaurants and from 1990 to 1997 was Senior Vice President, Finance and Administration of Coca-Cola Enterprises.

The Company offered to employ Mr. Sanford as its Executive Vice President of Strategy and Performance Measurement, and Mr. Sanford accepted such employment, on the following terms, as set forth in an employment agreement with the Company (“Employment Agreement”):

Term. The term of Mr. Sanford’s employment with the Company is one year, with no automatic extension for successive years (the “Term”).

Salary and Bonus. Mr. Sanford’s base salary is $430,000 per year. Mr. Sanford is eligible to receive a discretionary annual bonus pursuant to an executive compensation program to be established by the Compensation Committee (the “Committee”) of the Board and based upon a target bonus equal to no less than 80% of Mr. Sanford’s base salary. In addition, Mr. Sanford will receive a signing bonus of $223,600, less applicable withholding taxes, payable by the Company in two installments as follows: (i) $111,800 payable promptly upon the execution of the Employment Agreement between Mr. Sanford and the Company and (ii) $111,800 payable no later than ten (10) business days after November 25, 2010; provided, that Mr. Sanford continues to be employed by the Company on such payment date.

Long-Term Incentive Awards. Mr. Sanford is eligible to receive annual or periodic grants of long-term incentive awards, subject to the sole and complete discretion of the Board or the Committee, and upon such terms and conditions as determined by the Board or the Committee.

Additional Benefits. During Mr. Sanford’s employment with the Company, Mr. Sanford is entitled to participate in all present and future employee benefit, retirement and compensation plans generally available to employees of the Company, consistent with Mr. Sanford’s base salary and Mr. Sanford’s position with the Company, including, without limitation, its pension plan and hospitalization, major medical, disability and group life insurance plans.

Severance. If the Company terminates Mr. Sanford’s employment without “Cause” (as defined below), then the Company will pay to Mr. Sanford in a single lump sum, no later than thirty (30) days after the date of such termination, (i) an amount equal to Mr. Sanford’s then-current monthly base salary for the number of months remaining under Mr. Sanford’s employment agreement at the time of termination, (ii) any unpaid portion of the signing bonus and (iii) any earned and unpaid salary and bonus. In addition, Mr. Sanford will be eligible to receive a pro rata portion of any incentive bonus at target level in the year of termination; provided performance targets are attained, payable at the same time any similar award is paid to other executives of the Company. Any outstanding equity awards subject to vesting will immediately terminate upon such termination. Mr. Sanford will be entitled to continue to participate in the Company’s employee benefit, retirement and compensation plans for a period of twelve (12) months after the date of such termination at a cost no greater than that paid by Mr. Sanford immediately prior to such termination.

Notwithstanding the foregoing, if the Company terminates Mr. Sanford’s employment without Cause after a Change in Control (as defined below), then the Company will pay to Mr. Sanford, in lieu of any other amounts or benefits Mr. Sanford may otherwise be entitled to receive, (i) an amount equal to Mr. Sanford’s then-current monthly base salary for the number of months remaining under Mr. Sanford’s employment agreement at the time of termination, (ii) any unpaid portion of the signing bonus and (iii) any earned and unpaid salary and bonus. In addition, Mr. Sanford will be eligible to receive a pro rata portion of any incentive bonus at target level in the year of termination; provided performance targets are attained, payable at the same time any similar award is paid to other executives of the Company. Mr. Sanford will be entitled to continue to participate in the Company’s employee benefit, retirement and compensation plans for a period of twelve (12) months after the date of such termination at a cost no greater than that paid by Mr. Sanford immediately prior to such termination.

In the event the Company terminates Mr. Sanford’s employment without Cause after a Change in Control, all of Mr. Sanford’s outstanding and unvested stock options and any other equity awards or other incentives or compensation that is subject to vesting will become immediately and fully vested and exercisable in accordance with the terms of the Company’s equity plan.

As used in this Current Report on Form 8-K:

(i) “Cause” for termination of Mr. Sanford’s employment with the Company shall mean: (a) Mr. Sanford’s willful failure to substantially perform Mr. Sanford’s material duties as an employee of the Company or any subsidiary (other than any such failure resulting from incapacity due to physical or mental illness), (b) any act of fraud, misappropriation, embezzlement or similar conduct, in each case against the Company or any subsidiary, (c) any act of material dishonesty or similar conduct against the Company or any subsidiary, (d) Mr. Sanford’s conviction of a felony or any crime involving moral turpitude (which conviction, due to the passage of time or otherwise, is not subject to further appeal), (e) Mr. Sanford’s gross negligence in the performance of Mr. Sanford’s duties, (f) Mr. Sanford makes (or has been found to have made) a false certification to the Company pertaining to its financial statements, or (g) if, in the sole determination of the Board,

Mr. Sanford fails to perform his duties in a competent manner and, after written notice to Mr. Sanford of the specific areas of performance that are in need of improvement, he has not made such improvements, within sixty (60) days after receipt of such notice, to the reasonable satisfaction of the Board.

(ii) “Change in Control” means a “Change in Control” as defined from time to time in the Company’s Amended and Restated 2004 Equity and Incentive Plan, as may be amended; provided, however, that the filing by the Company of a petition for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”), which petition includes a plan of reorganization that has been accepted prior to such filing by the holders of claims or interests against or in the Company in requisite number and amount in accordance with Section 1126(b) of the Bankruptcy Code, shall constitute a Change in Control for purposes of this Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

JACKSON HEWITT TAX SERVICE INC.

By:	/S/ DANIEL P. O’BRIEN
Daniel P. O’Brien
Executive Vice President and Chief Financial Officer

Date: August 25, 2010